UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2012

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

As previously announced on June 5, 2012, GCI, Inc.'s parent company, General Communication, Inc. (“GCI”) entered into an agreement (the “Agreement”) with Alaska Communications Systems Group, Inc. (“ACS”) to form The Alaska Wireless Network, LLC, a Delaware limited liability company that will hold and operate both companies’ wireless facilities.

On October 1, 2012, the parties amended the Agreement to, among other things, extend the date by which consent of ACS’s lenders would need to be obtained, from 120 days after the date of the Contribution Agreement to November 2, 2012, and extend the date by which consent of the International Brotherhood of Electrical Workers would need to be obtained, from 120 days after the date of the Contribution Agreement to January 31, 2013.

The foregoing description of the amendment to the Contribution Agreement is a summary only and is qualified in its entirety by reference to the terms of the amendment, which is filed as an exhibit to this report and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: October 1, 2012

	By	/s/John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer
and Director
(Principal Financial
Officer)

Exhibit Index
Exhibit No.	Description
2.1
Amendment, dated as of October 1, 2012, to Asset Purchase and Contribution Agreement, dated as of June 4, 2012, among Alaska Communications Systems Group, Inc., General Communication, Inc., ACS Wireless, Inc., GCI Wireless Holdings, LLC and The Alaska Wireless Network, LLC